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                                                                    EXHIBIT 10.2

                             SALT AND SURFACE LEASE

STATE OF LOUISIANA

PARISH OF ST. MARY

                  THIS AGREEMENT OF LEASE made and entered into this 21st day of June , 1961, by and between JOHN TAYLOR CAFFERY, individually, and as Agent and Attorney-in-Fact for MRS. MARCIE CAFFERY GILLIS, COL. MARCEL A. GILLIS, MRS. BETHIA CAFFERY McCAY, PERCY L. McCAY, MRS. MARY LOUISE CAFFERY ELLIS, MRS. EMMA CAFFERY JACKSON,, EDWARD R. JACKSON, LIDDELL CAFFERY, MRS. MARION CAFFERY CAMPBELL, and GEORGE LEE CAMPBELL, M.D., by virtue of a power of attorney dated September 1, 1954, passed before Edward F. Wegmann, Notary Public of Orleans Parish, Louisiana, a certified copy whereof is attached hereto as part hereof, currently in full force and effect, JOHN TAYLOR CAFFERY, as Agent and Attorney-in-Fact for MRS. MARTHA GILLIS RESTARICK, MRS. KATHERINE BAKER SENTER, MISS CAROLINE BAKER, MRS. BETHIA McCAY BROWN and DONELSON CAFFERY McCAY, by virtue of a power of attorney passed before Patrick A. Schott, Notary -Public of Orleans Parish, Louisiana, on December 1, 1956, a certified copy whereof is attached hereto as part hereof, currently in full force and effect, JOHN TAYLOR CAFFERY, as Agent and Attorney-in-Fact for LUCIUS HOWARD McCURDY, JR. AND JOHN ANDERSON McCURDY, by virtue of a power of attorney passed before R.L. Redfearn, Notary Public of Orleans Parish, Louisiana, on July 5, 1960, a certified copy whereof is attached hereto as part hereof, currently in full force and effect, EDWARD RADER JACKSON III, individually and as Trustee for DONELSON CAFFERY JACKSON, a minor, by virtue of trust established by notarial act before Taylor Caffery, Notary Public of Orleans Parish, Louisiana, June 20, 1955, currently in full force and effect, duly

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authorized by an order of the 24th Judicial District Court for the Parish of
Jefferson, State of Louisiana, dated January 5, 1961, a certified copy whereof is attached hereto as part hereof, and THE J.M. BURGUIERES COMPANY, LTD., a Louisiana corporation domiciled in New Orleans, Louisiana, herein represented by Edward E. Burguieres and Joan Burguieres Brown, its Assistant-Secretary and Managing Director and its Director, respectively, duly authorized by virtue of a resolution adopted at a meeting of its Board of Directors, all as will appear by reference to a certified copy of said resolution which is annexed hereto as part hereof (all of the aforesaid parties being hereinafter sometimes called "Lessor"), and THE CAREY SALT COMPANY, a Kansas corporation, authorized to do and doing business within the State of Louisiana, herein represented by HOWARD
J. CAREY, JR., its President, duly authorized by resolution of its Board of Directors, a certified copy of which is annexed hereto as part hereof, (hereinafter sometimes called "Lessee").

                              W I T N E S S E T H:

     1. Lessor, in consideration of the Development and Production Royalties herein provided to be paid to Lessor, of the agreements of Lessee herein contained, and other valuable considerations, hereby grants, leases and lets exclusively unto Lessee for the purposes of digging, sinking, constructing and building a shaft or shafts necessary or proper for the establishment and operation of a salt mine, and/or boring, drilling or sinking a well or wells into the salt, and mining and producing salt from the mine or mines and/or well or wells to be established by Lessee, including the building of the necessary surface facilities, structures, plants, conveyors, wharves, docks, warehouses, power stations, telephone and telegraph lines, pipe lines, utility lines and other structures and appurtenances in order to, produce, take care of, treat, process, transport, store and own salt produced from the leased lands and for dredging and maintaining the canal hereinafter specifically mentioned, constructing roads and bridges, housing


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its employees, drilling and operating water wells and equipment in connection therewith for use in connection with or incidental to operation of the salt mine or mines and/or well or wells and other physical facilities, and for all structures, equipment, servitudes, privileges and all other rights necessary, useful or convenient in connection with any such operations conducted by Lessee on the leased lands, all, however, subject to the terms and to the conditions hereinafter stated, the following lands situated in the Pariah of St. [Mary, State of Louisiana, to-wit:

                  The lands outlined in red on the map or aerial photograph attached hereto and made a part hereof as Exhibit "A," including the land hereinafter referred to in Paragraph 5 (a) shown in green on said map or aerial photograph; which said lands shall hereinafter sometimes be referred to simply as "Cote Blanche Island"; the lands herein leased being the following described lands to-wit:

                  That certain Island or tract of land, together with all of the rights, ways, privileges, servitudes and advantages thereunto belonging or in anywise appertaining, situated in the Parish -of St. Mary, State of Louisiana, known as Cote Blanche Island, sometimes described as comprising all of Sections 19, 20, 21, 22, 23, 24 and 25 of Township 15 South, Range 7 East; sometimes described as lying in Township 15 South, Range 7 East and being bounded on the South by Cote Blanche Bay, on the West by lands of John M. Caffery in Sections 6 and 11 and the lands of Cypremort Land Company in Section 14, on the North by lands of John M. Caffery in Sections 6, 5 and 12 and on the East by lands of John M. Caffery in Section 12, by lands of The Chicago Title and Trust Company in Section 7, and by lands of John M. Caffery in Section 13; and sometimes described as comprising all or parts of Sections 5, 6, 7, 10, 11, 12, 13, 14 and 15 of Township 15 South, Range 7 East; and sometimes more particularly described as follows:

                  (A) A tract of land measuring eight hundred arpents, more or less bounded on the Westerly side by lands belonging in February, 1836, to Dr. Walter Brashear and Owen Thomas, and being the same tract which B.G. Tenney and R.C. Nicholas purchased from C.N. Thomas and Susan Jett Thomas, wife of Charles W. Howard, by act passed before W. Christy, late Notary Public in and for the City of New Orleans, La., on the 4th day of February, 1836.

                  (B) Another tract of land adjoining the one described situated on the Northwest end of Cote Blanche Island, containing 400 arpents, formerly known as Dr. Walter Brashear tract, and which was purchased by the said Tenney and Nicholas at public sale made on March 3rd, 1836, by John


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                  Moore, Parish Judge, as property belonging to Dr. Walter
                  Brashear and his children as heirs of Margaret Brashear, his deceased wife.

                  (C) Another tract of land on the Southwest corner of said Cote Blanche Island, containing about 320 arpents, bounded North and East by lands formerly belonging to said Tenney and Nicholas, and on the, South and West by the Bay and Sea Marsh, and being the same tract purchased by the said Tenney and Nicholas from Owen, Mary and Sophie Thomas, as per deed executed and recorded in the Recorder's Office in the Parish of St. Mary, in Book E of Conveyances, Page 73.

                  LESS AND EXCEPTING FROM THE ABOVE DESCRIBED PROPERTY:

                  That portion of the extreme northern edge of Cote Blanche Hummoch, commonly called Cote Blanche Island, situated in-Township Fifteen (15) South, Range seven (7) East, Southwestern Land District of Louisiana in the Parish of St. Mary, immediately south of, and rendering fractional, Section Five (5) of said Township and Range, and containing in the aggregate 7.7b acres and to be composed of three tracts of
                  0.94 acres, 1.86 acres and 4.96 acres, all as delineated upon a map or plat made by Walter Y. Kamper, Surveyor and Civil Engineer, dated in May, 1917, attached to and made part thereof for a full descript on of the property conveyed, to an act of sale by the J.M. Burguieres Company, Ltd., and Donelson Caffery to The Albert Hanso Lumber Company, Ltd., dated August 31, 1917, recorded January 4, 1919, Book 3-T page 473 No. 45501, conveyance records of St. Mary Parish, Louisiana.

               2. Lessee, in exercising the rights herein granted, shall not use any portion of the surface of the leased property other than:

                    (A) A 160 acre tract of land to be selected by Lessee within forty-five (45) days after the approval of surveyors as provided in Paragraph 36, surveyed by a surveyor approved by Lessor and the survey placed of record by Lessee in the public records of St. Mary Parish, Louisiana, the request for approval of surveyors to be made within forty-five (45) days of the effective date of this lease. The tract shall not include any of the present Shell production facilities or wellheads.

                    Lessee shall have the exclusive use of this 160 acre tract of land, shall have the right to fence or otherwise enclose same, and may use the surface thereof for


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               any and all legal uses and purposes whatsoever that it may desire in connection with the salt business contemplated herein.

                    It is understood and agreed that on said 160 acre tract of land Lessee's principal surface facilities shall be situated, including, but without limitation on the rights and uses otherwise authorized, the surface entrance to Lessee's mine or mines, shaft or shafts, well or wells, and Lessee's plants, offices, warehouses, power stations and all other surface structures other than hereinbelow mentioned.

                    (B) Lessee contemplates the improvement and use of a canal presently running from the Intracoastal Canal in a southerly direction near the western edge of the leased premises, originally dredged by Humble Oil & Refining Company, and the extension of said canal by Lessee, turning East and traversing the island a sufficient distance to have barges reasonably close to the surface facilities of Lessee. For this purpose Lessee shall have the right to dredge and maintain such a slip or canal across the leased premises with a maximum width of 200 feet. The canal sides shall be piled and bulwarked where the canal first enters the leased premises for a distance o(pound)at least thirty-five (35) feet. Lessee obligates itself to maintain its canal, bulwarks and piling in good repair so as to reasonably guard against erosion. At such time as this lease may terminate Lessee agrees, upon request of Lessor, to pile and bulwark the entire entrance to the canal, where it first enters the leased premises, and to backfill the canal with clam shells or gravel or similar material for a distance of at least thirty-five (35) feet from its entrance on the island so as to guard against future erosion.

                    Lessee shall not extend the canal beyond the 160 acre tract hereinabove referred to and whereon Lessee's principal surface facilities are to be situated.


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                    (C) A strip of land 150 feet in width between the location of Lessee's principal surface facilities and its canal hereinabove referred to in subparagraph 2(B), a strip of land 150 feet in width between the location of Lessee's principal surface facilities and Cote Blanche Bay, and a strip of land 155 feet in width along each bank of the afore mentioned canal; said 150 foot strips of land to be used by Lessee primarily for transporting its products, as well as materials, supplies and equipment, and waste disposal, whether by truck, conveyor belt, pipe line, or in any other manner. Any installations or improvements by Lessee on each of said 150 foot access strips shall be so constructed or installed as to permit Lessor to cross from one side to the other on foot or in vehicles, at approximately surface level, at some point approximately midway of the length of each of the two said 150 foot access strips, provided, however, that no bridge or underpass shall be required over or under the canal referred to in subparagraph 2(B) above, or the 155 foot strips on either side thereof. Said 155 foot strips are intended primarily for wharfage, dockage or storage, but may likewise be used for the same purposes as the 150 foot strips.

                    The strips of land herein authorized for Lessee's use are
               not to be fenced, or otherwise enclosed; it being intended that Lessors are to have access thereto and the use thereof insofar as such use does not interfere with or disturb the rights of Lessee. Lessee shall not construct facilities on the 150 foot strips (from Lessee's principal surface locations to the shore of Cote Blanche Bay and to the canal to be installed by Lessee) in such a manner as to cut off or hinder vehicular traffic from moving across the same from one side to the other in at least one place on each of them, so as to allow ready access by Lessor, its heirs or assigns, to all parts of Cote Blanche Island.


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                    (D) Lessee shall also have the right to use the surface of such additional portions of the leased premises as may be reasonably necessary for drilling, maintaining and operating water wells and brine wells at any reasonable place or places on the leased premises (including the 160 acre tract hereinabove described), with water and brine lines therefrom to Lessee's surface facilities, and for constructing and maintaining telephone and telegraph lines, pipe lines, power lines, gas lines, roads and other like facilities contemplated hereunder, together with the use of existing roads and the right of ingress to and egress from and across said leased premises for the proper enjoyment of the rights granted herein. At the request of Lessor, Lessee shall bury below plow depth any water, pipe or brine lines installed by it outside of the 160 acre tract.

               3. Lessor shall have the right to the full use and enjoyment of the surface of all other portions of the leased premises not hereinabove set forth as subject to use by Lessee, together with the right to use the 150 foot strips as hereinabove referred to in subparagraph 2(C), insofar as Lessor's use thereof does not interfere with or disturb the rights of Lessee.

               4. Lessor shall have the full right to grant future oil, gas and other mineral leases, except salt, provided that each such future oil, gas and mineral lease shall expressly obligate the lessee therein to cooperate with Lessee herein in the conduct of its operations in order that the purposes of both leases may be best effectuated, and Lessee herein expressly agrees to cooperate with any such future oil, gas and mineral lessee in the conduct of its operations in order that the purposes of both leases may be best effectuated, particularly, but not limited to, arranging with the oil, gas and mineral lessee so as to permit drilling of oil and/or gas wells within the areas affected by this lease.


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               5.   It is expressly understood and agreed that unless written
          permission of Lessor is first obtained:

                    (A) there is to be no mining of salt, drilling of brine
               wells, or use or sale of brine for its salt content by Lessee, or anyone claiming by or through Lessee, on or under the land identified in green on map or aerial photograph attached hereto and made a part hereof as "Exhibit `A' "; and

                    (B) there is to be no digging for or mining of rock salt by
               Lessee, or anyone claiming by or through Lessee, in or from any formation, strata or horizon lying below a depth of 3,000 feet from the surface of the earth, provided this shall not restrict the right of Lessee to drill brine wells and conduct brine operations at a greater depth.

               Except to such extent as is herein otherwise specifically authorized, it is intended hereby that neither Lessee nor Lessor, nor anyone claiming by or through either of them, is to (i) mine salt, drill brine wells, or use or sell brine for its content from said land referred to in subparagraph 5(A) above; or (ii) dig for or mine rock salt from depths below 3,000 feet from the surface of the earth.

               6. Lessor shall, however, have the right to leach out or excavate or grant to others the right to leach out or excavate salt cavities on said land hereinabove referred to in subparagraph 5(A), and said right is hereby expressly reserved to Lessor. It is recognized and understood that the reservation by Lessor of the rights herein set forth with respect to said land referred to in subparagraph 5(A) above, is, among other purposes, specifically in order that Lessor may retain sufficient area and salt wherein salt cavities may be created for the storage of gaseous and liquid substances, and, accordingly, Lessor shall have the right to use and/or authorize others to use such cavities for the storage of gaseous and liquid substances; provided,


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          however, that no fissionable or radioactive materials shall be stored in any such cavity or cavities at any time. Lessor agrees specifically to assume full responsibility and liability for any loss or damage in proper amount that Lessee may sustain in any manner arising out of or in connection with the excavation, construction, installation, care and/or maintenance of any such cavity or cavities or the use thereof, or the exercise by Lessor or any one claiming by, through or under Lessor, of any of the rights reserved above, including, but not limited to, breaking into any mine or mines, and/or well or wells, of Lessee, or loss or damage to any surface facilities or structures of Lessee; and Lessor agrees, immediately prior to the commencement of any such operations, to indemnify Lessee against any and all such loss and damage, and to furnish bond or carry adequate insurance for the purpose, delivering to Lessee evidence thereof in an acceptable form.

               7. The lands hereinabove described in this lease are subject to an oil, gas and mineral lease executed by John Taylor Caffery, et alii, as Lessor, under date of November 25th, 1953, in favor of Shell Oil Company, as Lessee, an extract of the provisions of which lease is recorded in St. Mary Parish, Conveyance Book 8-Q, Entry Number 89040, and amended by instrument dated November 25th, 1953, recorded in St. Mary Parish, Conveyance Book 8-W, Entry No. 90665, and in which lease Lessor reserved the right to thereafter mine and produce salt from the said premises, Lessor herein granting unto Lessee herein all rights so reserved as to the mining and production of salt by Lessor in the above referred to lease and amendment, except those specifically reserved herein to Lessor.

               8. No map or plat herein referred to, or required to be furnished hereunder, shall be used by anyone other than the parties hereto for the purposes of this agreement as a basis of attempting to establish what any person may believe to be the boundary of Cote Blanche Island, and the parties hereto shall not be stopped from asserting as against third parties that


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          some other boundary is the correct boundary of Cote Blanche Island. In other words, any such map used or referred to in connection herewith is for the purposes of this agreement and the convenience of the parties hereto, and shall have no other effect, bearing, consequence, result, applicability, reference or relevancy to any other ownership, map, thing, or otherwise whatsoever.

               9. For the purposes of this lease, the following definitions shall apply:

                    (A) "Salt" shall mean chloride of sodium, whether shipped in the form in which it is mined, or whether it is additionally crushed, evaporated, otherwise processed or refined before shipment.

                    (B) "Rock Salt" refers to salt produced by mining, as
               distinguished from salt produced by brine operations or other processes.

                    (C) "Ton" shall refer to a short ton of 2,000 pounds.

                    (D) "Salt Shipped" shall mean all salt shipped from the
               leased premises, or used or consumed on the premises.

                    (E) "Minimum Tons of Salt to be Shipped" shall indicate the number of tons which, as a minimum, Lessee is obligated either to ship each calendar year this lease shall remain in effect subsequent to the Primary Term, or pay Production Royalty thereon just as though the same had been shipped.

                    (F) "Primary Term" shall refer to the period of time between the effective date hereof and the date of completion of Development Work; provided, however, that in no event shall the Primary Term of this lease extend beyond a period of five (5) years from the effective date hereof.


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                    (G) "Development Work" refers to the erection of the
               necessary physical facilities, the sinking of the shaft or shafts, the opening of working faces, and such other work as is preliminary to the actual commencement of mining operations, together with the initial mining, producing and shipping by Lessee of 190,000 tons of salt from the leased premises, exclusive of salt excavated or otherwise removed in the digging of the shaft or shafts.

                    (H) "Development Royalty" refers to the annual sum of
               $10,000.00 herein provided to be paid by Lessee to Lessor during the Primary Term of this lease, and shall cover and represent all royalty due on the salt removed in the digging of the shaft or shafts and the removal of the initial 190,000 tons of Salt Shipped from the leased premises during said Primary Term.

                    (I) "Production Royalty" refers to the royalty payable by
               Lessee to Lessor subsequent to the expiration of the Primary Term for Salt Shipped or on the Minimum Tons of Salt to be Shipped.

                    (J) "Base Period" means the initial fractional part of a
               calendar year, if any, and the first full calendar year for which Production Royalty is due, this being a period which commences immediately when the Primary Term of this lease comes to an end.

                    (K) "Basic Production Royalty" means Production Royalty per ton of Salt Shipped to be paid by Lessee to Lessor quarterly each year after the Primary Term hereof, subject to annual retroactive adjustment for each calendar year subsequent to the Base Period in the first quarter of the following year in the event of a change in the Base Average Price or Revised Base Average Price for that particular year.


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                    The Basic Production Royalty shall be' twenty-two cents
               (22(cent)) per ton of Salt Shipped, until adjusted as hereinbelow provided in paragraph 12.

                    The amount of the Basic Production Royalty to be paid by
               Lessee to Lessor per ton shall be subject to adjustment upward or downward in 2 1/2(cent) per ton units, in the manner hereinafter more fully set forth in paragraph 12, and when so adjusted shall thereafter continue as the Basic Production Royalty to be paid by Lessee to Lessor, subject to retroactive adjustment each year, until a further adjustment results from a subsequent change in the Base Average Price or Revised Base Average Price.

                    (L) "Deduction from Basic Production Royalty" shall mean an amount of two cents (2(cent)) per ton of Salt Shipped during the first full thirty (30) calendar months and the initial fractional part of a calendar month, if any, for which Production Royalty is due, which amount shall be deducted from the Basic Production Royalty otherwise due during such months.

                    (M) "Average Price" means, for the period involved, the
               average price received by Lessee from the Sale in Bulk of rock salt produced from the leased premises of the grades Coarse Rock Salt and Mine Run or Mill Run Rock Salt, determined by dividing the total dollars received by Lessee from the Sale in Bulk of Rock Salt of said grades, f.o.b. mine (or adjusted to allow for any freight factor included in the price), by the total tons of said grades sold. There shall be included in such determination for any period involved the tons of Mine Run or Mill Run Rock Salt used or consumed by Lessee, its successors or assigns, and not sold to a purchaser, as though sold at the Current Market Price of Mine Run or Mill Pun Rock Salt prevailing on the last day of the period in question.


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                    (N) "Base Average Price" means the Average Price for the
               Base Period, but in no event shall the Base Average Price be less than $3.70 per ton.

                    (O) "Annual Average Price" means the Average Price for each calendar year subsequent to the Base Period. This Annual Average Price shall be determined for each calendar year during the first quarter of the following year.

                    (P) "Revised Base Average Price" shall be the amount
               determined in the manner hereinafter set forth as an adjustment of the Base Average Price or a Revised Base Average Price previously determined and prevailing.

                    In the event the Annual Average Price as above defined
               should, for a particular year, be as much as fifty cents (50(cent)) per ton above or below the Base Average Price or the Revised Base Average Price theretofore prevailing, then the Base Average Price or Revised Base Average Price theretofore prevailing shall be adjusted up or down in the amount of fifty cents (50(cent)) per ton, or multiples thereof, according to whether or not the Annual Average Price increased or decreased.

                    Adjustments in the "Base Average Price or Revised Base
               Average Price shall only be in units of fifty cents (50(cent)), it being intended that no adjustment is to be made for the fractional part of any fifty cent (50(cent)) unit that the Annual Average Price for a particular year is above or below the Base Average Price or Revised Base Average Price. For example, if the Annual Average Price for a given year reflects a difference of forty-nine cents (49(cent)) above or below the prevailing Base Average Price or Revised Base Average Price there is to be no adjustment; if such difference is in the amount of sixty-three cents (63(cent)), the Base Average Price or Revised Base Average Price shall be


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               increased or decreased fifty cents (50(cent)), as the case may be; if such difference is in the amount of $1.47, the Base Average Price or Revised Base Average Price shall be increased or decreased $1.00, as the case may be.

                    (Q) Use herein of the term "Base Average Price or Revised
               Base Average Price" means Base Average Price until such time as a Revised Base Average Price has been determined and thenceforth means Revised Base Average Price.

                    (R) "Coarse Rock Salt" as used herein means those grades or screenings of Rock Salt, exclusive of Mine Run or Mill Run Rock Salt, Sold in Bulk, 90% or more of which, in a screen analysis, is retained on a U.S. Standard ]6 mesh sieve, and which contains no additives.

                    It is recognized by the parties that at the present time
               Coarse Rock Salt consists of the following four grades:

                                 (1)   No. 2
                                 (2)   No. 1
                                 (3)   "A" Grade
                                 (4)   "C" Grade.

                    It is further recognized that classification, description
               and identification of grades of Coarse Rock Salt may vary or change from time to time, and accordingly, it is intended that Coarse Rock Salt as used herein shall continue to include all salt presently included in the grades above mentioned, notwithstanding any change in the manner in which such salt may hereafter be classified, described or identified, and, further, to include in Coarse Rock Salt any and all other Rock Salt grades, other than Mine Run or


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               Mill Run Rock Salt, Sold in Bulk, 90% or more of which, in a screen analysis, is retained on a U.S. Standard 16 mesh sieve, and which contains no additives.

                    (S) "Mine Run or Mill Run Rock Salt" is that Rock Salt Sold in Bulk which has been subjected to primary and secondary crushing so that it passes through a screen with approximately 5/8" openings, and not otherwise classified into grades or sizes.

                    (T) "Current Market Price of Mine Run or Mill Run Rock Salt"
               is considered as the price at which Southern Louisiana Mine Run or Mill Run Rock Salt of equal quality is available from other producers of salt, f.o.b. mine, to any purchaser of salt in quantities in excess of five thousand (5,000) tons of salt on an annual contract basis, and the parties agree that this price at the present time is $3.70 per ton.

                    (U) "Sale in Bulk" or "Sold in Bulk" as used herein shall be considered as any sale of Coarse Rock Salt or of Mine Run or Mill Run Rock Salt not in bag or container form or in compressed shapes.

               10. Subject to the terms, conditions and provisions hereinafter set forth, this lease shall remain in force for a period of ninety-nine (99) years from the effective date hereof; provided, however, that in the event actual mining operations are not conducted during any five (5) consecutive years subsequent to the Primary Term hereof, Lessor shall, at its option, have the right to cancel and terminate this lease, notwithstanding the payment of minimum Production Royalties during any such five (5) year period, by giving notice in writing to Lessee that it exercises its option for such cancellation and termination, such cancellation and termination to become effective sixty (60) days from the date of receipt by Lessee of such notice from Lessor of its intent to terminate.


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          Lessee agrees, subject to its right to surrender and terminate this lease as herein otherwise set forth, that it will commence such Development Work as is preliminary to the actual commencement of mining operations within two (2) years from the effective date of this lease, and will thereafter proceed with such Development Work with reasonable diligence.

          Lessee shall have the right to surrender and terminate this lease during the Primary Term hereof by giving Lessor notice in writing of its intention to so surrender and terminate the lease at least sixty (60) days prior to the date on which such surrender and termination is to become effective, and said notice shall set forth specifically the date on which the surrender and termination is to become effective. Upon compliance with this provision, this lease shall cease and terminate on the effective date of surrender as set forth in the aforementioned notice, and the rights and obligations of the parties shall be the same as though the lease had come to an end through expiration of its term.

          Should Lessee exercise its right to terminate this lease during the Primary Term hereof, Lessee agrees and obligates itself to restore substantially to its original condition the surface of the property other than the canal which shall be governed by subparagraph 2(B) herein. Should Lessor, within thirty (30) days from the date Lessor receives notice from Lessee of its intent to terminate the lease, so request in writing, Lessee agrees and obligates itself to plug or fill any holes or shafts created by it on the leased premises, other than the canal, provided Lessor makes available for the purpose an adequate supply of dirt situated on the 160 acre portion of the leased premises referred to in subparagraph 2(A), and provided further that such dirt is to be taken reasonably evenly off the surface so as to not leave any other holes or objectionable depressions in or on the surface of the premises.

          After expiration of the Primary Term, Lessee shall have the right to surrender- and terminate this lease upon giving Lessor notice in writing of its intent to so surrender and terminate the lease at least two (2) years prior to the date on which such surrender and termination is to become effective, and said notice shall state specifically the date on which said termination shall become effective. Upon compliance with this provision, this lease shall cease and terminate on the effective date of the surrender as set forth in the above mentioned notice, and the rights and obligations of the parties shall be the same .as though the lease had come to an end through expiration of its term.

          Subject to the additional Production Royalty payment hereinafter set forth, Lessee shall have the right, after the expiration of the Primary Term hereof, to surrender and terminate this lease upon shorter notice of its intention to do so, provided it gives Lessor notice in writing of its intent to so surrender and terminate the lease and sets forth specifically the date on which such surrender and termination is to become effective. In the event of termination on less than two (2) years notice, Lessee agrees that if the Production Royalty for the period from date of notice to date of termination is less than $20,000.00, it will supplement the said amount so that Lessor shall receive a minimum of $20,000.00 Production Royalty for such period. While it is contemplated that notice of termination under the provisions of this paragraph will not be given by Lessee arbitrarily or without just cause, and that Lessee will not so terminate except in the exercise of sound business judgment, based on facts and circumstances beyond Lessee's control that render it unprofitable, impracticable or undesirable for Lessee to continue its operations, if Lessor is of the opinion that Lessee has acted arbitrarily in giving such notice, it shall so notify Lessee in writing, and any dispute between Lessor and Lessee in connection therewith shall be determined by arbitration, in accordance with the provisions of paragraph 27 hereof. In the event it is agreed or found by arbitrators that the termination is arbitrary, then the minimum Production Royalty to be paid by Lessee to Lessor for the period from date of notice to date of termination shall be $56,000.00 instead of $20,000.00.

          11. During the Primary Term of this lease, as hereinabove defined, Lessee shall pay to Lessor an annual Development Royalty of $10,000.00, and which Development Royalty shall be in lieu of all Production Royalties during the Primary Term including Production Royalties on all salt removed in the digging of the shaft or shafts and for the initial 190,000 tons of salt mined, produced and shipped from the leased premises during the Primary Term hereof. The payment of the Development Royalty of $10,000.00 for the first year of the Primary Terra is acknowledged. Subsequent Development Royalties for succeeding years of the Primary Term are to be paid annually in advance, beginning on or before one year from the date of this agreement of lease.

          It is understood and agreed that each annual Development Royalty payment is intended to cover a full twelve month period, and the Development Royalty of $10,000.00 for the then current year during which the Primary Term of this lease comes to an end is to be prorated, such proration to be in the same proportion as that elapsed portion of the year for which such Development Royalty has been paid bears to a full twelve month period, and Lessee shall be entitled to apply the remaining portion of that year's Development Royalty on Production Royalty accruing for salt thereafter mined, produced and shipped.

          12. After expiration of the Primary Term Lessee shall pay Lessor Production Royalty on all Salt Shipped hereunder as follows:

               (A) During the first thirty (30) full calendar months and the initial fractional part of a month, if any, for which Production Royalty is payable, Lessee shall pay Lessor the Basic Production Royalty of twenty-two cents (22
               (cent)) per ton, subject to the provisions for adjustment as hereinbelow set forth, from which shall be deducted the two cents (2(cent)) per ton Deduction from Basic Production Royalty.

                    (B) Subsequent to the first thirty (30) full calendar months and the initial fractional part of a month, if any, for which Production Royalty is payable, Lessee shall pay Lessor the Basic Production Royalty of twenty-two cents (22(cent)} per ton, subject to the provisions for adjustment hereinbelow set forth.

                    The Basic Production Royalty shall be adjusted up or down, as the case may be, whenever upon expiration of any calendar year subsequent to the Base Period it is determined that the Annual Average Price for that particular year is above or below the Base Average Price or Revised Base Average Price previously determined and prevailing to such extent as to cause an adjustment therein.

                    The Production Royalty per ton payable by Lessee to Lessor for the preceding calendar year shall be increased if the Revised Base Average Price for such preceding calendar year has increased and shall be decreased if the Revised Base Average Price for such preceding calendar year has decreased, the amount of retroactive adjustment of Production Royalty for such preceding calendar year to be calculated as follows:

                    Divide the amount of the increase or decrease in the Revised
               Base Average Price for the particular calendar year above or below the previous Base Average Price or Revised Base Average Price by fifty cents (50(cent)) and multiply the result by 2 1/2(cent). The amount thus determined is the amount by which the Production Royalty for such calendar year is to be increased or decreased, as the case may be.

                    The amount by which Production Royalty is to be adjusted for a particular calendar year is to be added to or subtracted from the Basic Production Royalty paid for that year, and the amount thereby determined shall thenceforth be the Basic Production Royalty for payment of Production Royalty during the year then in progress and thereafter, subject to further adjustment in accordance with the provisions hereof, and the previous Basic Production Royalty theretofore prevailing shall no longer be applicable.

                    As an example of the foregoing: if the Revised Base Average
               Price for a particular year shows an increase of $1.00 above the Base Average Price or Revised Base Average Price theretofore prevailing, then $1.00 is to be divided by fifty cents (50(cent)), and the resultant quotient of two is then multiplied by 2 1/2(cent), thereby establishing a five cent (5(cent)) increase in Production Royalty to be paid by Lessee to Lessor retroactively for the preceding calendar year. This five cent (5(cent)) increase is then to be added to the Basic Production Royalty theretofore prevailing. Assuming this amount to have been twenty-two cents (22(cent)), a new Basic Production Royalty of twenty-seven cents (27(cent)) per ton would thereby be established, and Lessee would thereafter pay to Lessor a Basic Production Royalty of twenty-seven cents (27(cent)) per ton, until such time as the Revised Base Average Price was again adjusted, where upon the applicable increase or decrease in the Basic Production Royalty would again be determined in the same manner as hereinabove set forth, and a new Basic Production Royalty established. If in the above example the $1.00 increase in the Base Average Price or Revised Base Average Price were to occur during the period in which the Deduction from Basic Production Royalty is applicable, the following would result: To the Basic Production Royalty of twenty-two cents (22(cent)) would be added the indicated five cent (5(cent)) increase in Production Royalty, producing a Basic Production Royalty of twenty-seven cents (27(cent)), which would thereafter, until further adjustment, be the Basic Production Royalty. For this year, however, since the Basic Production Royalty is subject to the two cent (2(cent)) per ton Deduction from Basic Production Royalty, the Production Royalty retroactively payable for the preceding calendar year would be twenty-seven cents (27(cent)) minus two cents (2(cent)), or twenty-five cents (25(cent)) per ton.

          Adjustment of Production Royalty by the payment to Lessor by Lessee of any additional amount due retroactively for a preceding calendar year shall be made during the first quarter of the following year, and in no event shall an adjustment of Production Royalty be retroactive for a greater period then the preceding calendar year.

          Whenever any reimbursement is due Lessee by Lessor retroactively for a particular calendar year, by reason of a decrease in the Revised Base Average Price, Lessee shall be entitled to retain royalty thereafter accruing to Lessor and to apply same to the credit of Lessor until Lessee has been fully reimbursed the amount of such excess payment; provided, however, that Lessor may, at its option, remit to Lessee such excess payment in cash. Lessor agrees that should they or any of them transfer, sell or otherwise dispose of their interest in the property, or in royalties accruing therefrom, or any portion thereof, such disposition is to be made expressly subject to Lessee's right to retain future royalty, as above set forth, and to reimburse itself for any excess royalty theretofore paid to Lessor and not previously reimbursed to Lessee.

     13. Lessee shall pay Production Royalties to Lessor quarterly in January, April, July and October of each year, each payment to cover Production Royalty for Salt Shipped during the immediately preceding three (3) month period, and the payment in January of each year shall include any amount payable under the provisions of paragraph 16 hereof, in the event the minimum number of tons of salt were not shipped during the preceding year.

     14. In addition to the Production Royalty set out above, Lessee also agrees to pay all severance, sales, use and/or production taxes with respect to the salt mined, produced and shipped by Lessee or with respect to other operations of Lessee under this lease, required by local, State or Federal laws, even though the said laws may impose the payment of said taxes upon Lessor.

     15. Lessor shall be furnished with two copies of all the severance tax reports filed by Lessee with the appropriate authorities.

     16. During the entire term, expecting the Primary Term, of this lease the following minimum tons of salt must be shipped by Lessee each year as set out in the schedule below, or Lessee must pay Lessor Production Royalty on such minimum number of tons of salt, just as though they had been shipped, in order to keep the lease in full force and effect:


                                                                          MINIMUM NUMBER OF TONS OF SALT
                           YEARS                                                TO BE SHIPPED
                           -----                                          ------------------------------

First three (3) full calendar years and initial fractional                   189,000 tons per year
part of year for which Production Royalties are to be Paid

Next three (3) full calendar years                                           216,000 tons per year

Next three (3) full calendar years                                           250,000 tons per year

Remaining term of lease                                                      300,000 tons per year

provided, however, that during the calendar year in which the Primary Term of this lease comes to an end and the payment of Production Royalty commences, the minimum Production Royalty to be paid for the remainder of that year shall not be on the basis of 189,000 tons of salt, but shall be prorated in, the proportion that the remainder of the year after expiration of the Primary Term bears to the full year, subject to those provisions of paragraph 10 above which relate to a minimum Production Royalty to be paid Lessor in the event Lessee terminates this lease subsequent to the Primary Term hereof on less than two (2) years notice. In the event the term of this lease ends on other than the last day of a calendar year., the minimum Production Royalty for the first fractional part of the calendar year in which the term of this lease ends shall be prorated in the proportion that such fractional part of the year in which the lease is in effect bears to a full calendar year.

     The intent of the foregoing is that the penalty Lessee shall suffer in the event the minimum tons of salt are not shipped is that Lessee shall pay Lessor such amount of Production Royalty as this lease may provide during; the particular calendar year within which less than the minimum tons of salt are shipped, calculated upon the premise that the minimum number of tons of salt had been shipped. This minimum Production Royalty shall be cancelled out each year and there shall be no carry over or carry back as to either party.

     17. In addition to the taxes referred to in paragraph 14, Lessee shall bear and pay all taxes imposed upon the entire 160 acre tract hereinabove described in subparagraph 2(A), as well as the taxes on the full area of each 150 foot and 155 foot strips hereinabove provided for in paragraph 2 (whether or not the entire area of each such 150 foot and foot 155 foot strips are being used by Lessee).

     Lessee shall also bear and pay all taxes imposed upon property and improvements placed by Lessee on the lands herein leased, and shall likewise bear and pay all additional taxes which are imposed upon or are directly or indirectly attributable to Lessee's operations and activities upon the leased premises, provided that the Lessee shall not be obligated to pay increased taxes on the Lessor's lands other than those portions hereinabove set forth and those in actual physical use by Lessee. All other taxes are to be borne and paid by Lessor.

     When the properties are not assessed separately, each party shall bear his proportionate share on the basis of their respective areas or values, whichever is the more appropriate.

     18. Until such time as Lessee may be notified of a change in ownership in accordance with the provisions of paragraph 28, the royal ties provided for hereunder shall be paid to Lessor in the following proportions, by mailing to the address shown following each respective name:


1.   The J.M. Burguieres Co., Ltd.
     Louisa Post Office, Louisiana                     3/8 of 8/8 or 96/256

2.   Mr. John Taylor Caffery
     1806 National Bank of Commerce Building
     New Orleans 12, Louisiana                         1/8 of 5/8 or 20/256

3.   Mrs. Mary Louise Caffery Ellis
     c/o The National Bank of
     Commerce in New Orleans
     Corner Baronne & Common Streets
     New Orleans 12, Louisiana                         1/8 of 5/8 or 20/256

4.   Mrs. Marion Caffery Campbell
     1010 22nd Street
     Beaumont, Texas                                   1/8 of 5/8 or 20/256

5.   Mr. Liddell Caffery
     808 West Beach Pass
     Pass Christian, Mississippi                      3/32 of 5/8 or 15/256

6.   Mrs. Marcie Caffery Gillis
     638 S. Beach
     Waveland, Mississippi                            1/16 of 5/8 or 10/256

7.   Mrs. Martha Gillis Restarick
     6 Arlington Court
     Rome, Georgia                                    1/16 of 5/8 or 10/256

8.   Mrs. Katherine Baker Senter
     6031 S. Robertson Street
     New Orleans 18, Louisiana                        1/16 of 5/8 or 10/256

9.   Miss Caroline Baker
     906 Royal Street--Apt. D
     New Orleans, Louisiana                           1/16 of 5/8 or 10/256

10.  Mrs. Bethia Caffery McCay
     c/o Percy L. McCay Whitney Bank
     228 St. Charles
     New Orleans 12, Louisiana                        1/16 of 5/8 or 10/256

11.  Mrs. Emma Caffery Jackson
     34 Tokalon Place
     Metairie, Louisiana                              1/16 of 5/8 or 10/256

12.  Mr. Donelson Caffery McCay
     4724 Carondelet Street
     New Orleans 15, Louisiana                         1/32 of 5/8 or 5/256

13.  Mrs. Bethia McCay Brown
     320 Lakeside Drive
     Monroe, Louisiana                                 1/32 of 5/8 or 5/256

14.  Mr. Edward Rader Jackson, III
     206 Jefferson Avenue
     Metairie, Louisiana                               1/32 of 5/8 or 5/256

15.  Mr. Donelson Caffery Jackson
     c/o Mr. Edward R. Jackson, III
     206 Jefferson Avenue
     Metairie, Louisiana                               1/32 of 5/8 or 5/256

16.  Mr. Lucius Howard McCurdy, Jr.
     c/o Milling, Saal, Saunders, Benson &
     Woodward
     Whitney Building
     New Orleans, Louisiana                         1/64 of 5/8 or 21/2/256

17.  Mr. John Anderson McCurdy
     808 West Beach Pass
     Pass Christian, Mississippi                    1/64 of 5/8 or 21/2/256
                                                    -----------------------
                                                                    256/256

     In the event royalties payable hereunder become payable to more than thirty
(30) persons or payees, Lessee shall have the option of paying all royalty due hereunder in one check to the credit of Lessor in the Whitney National Bank of New Orleans, Louisiana, which bank and its successors is hereby designated as Lessor's Agent and shall thereafter continue as the depository for all royalties payable hereunder regardless of changes of ownership of the right to receive said royalties.

     19. It is specially agreed that if Lessee makes a bona fide effort to properly pay royalties hereunder, this lease shall not be cancelled because of an error in judgment or other mistake made in good faith by Lessee in the payment of royalty; but the person to whom the royalty may legally be due, and after the requirements of this lease as to notices of change of ownership set out in paragraph 28 have been complied with, may make demand upon Lessee therefor. Thereafter do default may be claimed until sixty (60) days after the demand has been made upon Lessee by registered or certified mail, and Lessee has failed to pay such royalty or to file a concursus proceeding and to deposit the amount in question in the registry of the court.

     20. Lessee agrees that it will keep accurate records of the tonnage of all Salt Shipped under this agreement, as well as the prices actually received by it for all Mine Run, Mill Run and Coarse Grades of Rock Salt shipped and sold, and deliver to Lessor statements thereof.

     Lessor, its agents and representatives, including certified public accountants, shall have the right, annually, to inspect the records of Lessee regarding the matters above set forth in this paragraph.

     It is specifically provided that neither the making by Lessee nor the acceptance by Lessor of any payment hereunder, including the payment of royalties, shall prejudice the right of Lessor or Lessee to protest the correctness thereof; provided, however, that unless same is protested in writing within three (3) years after the close of the calendar year in which such payment was made, the same shall, for all purposes, be considered correct, conclusive and binding.

     21. Lessee agrees that Lessor, its agents, engineers, and other representatives shall have the right at its or their own risk and responsibility to enter into the said mine or mines and other facilities, whether above or below the surface of the earth, in order to survey, inspect, examine, certify or measure the same, or any part or parts thereof, for any legal purpose, and for these purposes to freely use the means of access to said mine or mines without hindrance or molestation, and also to examine the maps of Lessee showing the mine workings and improvements in and upon the leased premises. When requested to do so by Lessor, Lessee shall furnish such copies of Lessee's blue prints or maps as may be desired by Lessor.

     The rights of entry, inspection and visitation herein granted shall be limited to only once in any three (3) month period, and in each instance shall be exercised only at a reasonable time, upon Lessor first giving Lessee five (5) days advance notice in writing of the date or dates on which Lessor desires to exercise such rights.

     The rights of entry, inspection and visitation shall apply to Lessor as an entirety, and not to individual lessors, it being intended that Lessee shall not be required to make its facilities available for such entry, inspection and visitation more often than once in any three (3) month `period. Each exercise of the right as herein authorized may be more than one of the individual lessors, together with their agents, engineers and other representatives.

     22. All of the roads on Cote Blanche Island are private, none having ever been made public, and Lessee agrees that it will at no time grant permission to any state, parish, ward or other governmental subdivision to maintain or otherwise work on any of said roads unless requested by Lessor in writing to grant such permission. Lessee agrees to maintain 100% any road which may service facilities or places used commercially by Lessee only. As to all roads or parts of roads which are used in common by Lessee and other present or future tenants or lessees, Lessee shall arrange with said other tenant or tenants for the costs of such upkeep, and any dispute between Lessor and Lessee with respect to such upkeep shall be determined by arbitration in accordance with the provisions of paragraph 27. Lessor, its successors, heirs, agents and representatives shall at all times have the free right to use all roads for its private purposes. No main roads shall be fenced off or blocked. Auxiliary roads within Lessee's 160 acre surface area may be enclosed at the discretion of Lessee.

     23. At such time as this lease terminates for any cause or reason whatsoever, the following provisions shall be applicable with reference to the machinery, equipment, buildings and all things used in connection with the operation of the mine:

          A. In any and all events the mine shaft, guides and buildings shall be left on the leased premises, without the necessity of payment by Lessor to Lessee therefor.

          B. As to all other property used in connection with the operation of the mine, Lessor shall have the option to purchase the same from Lessee at its then fair market value as is where is, but only if Lessor purchases all of said other property. To determine whether it wishes to exercise this option, Lessor shall have a period of sixty (60) days after receipt of notice of termination of the lease from Lessee to inspect the property. On or before the end of the sixty (60) day period Lessor shall notify Lessee in writing whether or not it elects to exercise the option to so purchase said other mining equipment and property. If Lessor elects to purchase the property it shall have an additional sixty (60) days within which to arrange for the payment therefor, which shall be made in cash to Lessee, and title and right to possession thereof shall pass to Lessor on the date of termination of the lease.

          C. If Lessor fails to give the notice required by subparagraph 23B above, or in the event Lessor does not elect to exercise its option to purchase said other property, Lessee shall have the right to remove the same from the premises, and shall have a period of six (6) months from the date of termination of the lease to do so. This right of Lessee to remove the remaining property includes the right to remove all machinery, equipment and materials and other property, regardless of whether or not attached to the building in which it is situated or the manner of such attachment.

          D. Any such property remaining at the end of the said six months period shall become the property of the Lessor without the necessity of Lessor paying Lessee therefor. On the other hand, at Lessor's option, Lessor may within ninety (90) days thereafter require Lessee to remove any property of Lessee it does not wish to remain on the premises, other than the mine shaft, guides and buildings.

          E. Any dispute between Lessor and Lessee in connection with the matters contained in this paragraph 23 shall be determined by arbitration in accordance with the provisions of paragraph 27.

     24. Lessee agrees to hold Lessor harmless from all claims for damages or injuries, including death of any person, or damage to property in connection with the leased premises occurring through the negligence of Lessee, and to defend any such suit brought against Lessor on account of such claim, and to pay any judgment against Lessor resulting from any such suit. Lessee further agrees that it will use due care and diligence to avoid damage to property or injuries to persons, and Lessee will compensate Lessor for any damage or injury, including reasonable attorney fees in case of suit, suffered by it as the result of any damage or injury occurring through the negligence of Lessee. Correspondingly, Lessor agrees to hold Lessee harmless from all claims for damages or injuries, including death of any person, or damage to property in connection with the leased premises, occurring through the negligence of Lessor, and to defend any suit brought against Lessee on account of such claim, and to pay any judgment against Lessee resulting from any such suit. Lessor further agrees that it will use due care and diligence to avoid damage to property or injuries to persons and Lessor will compensate

Lessee for any damage or injury, including reasonable attorney fees in case of suit, suffered by it as the result of any damage or injury occurring through the negligence of Lessor. If injury, loss-or damage is caused by the joint or concurring negligence of Lessor and Lessee, then Lessor and Lessee shall be liable in solido therefor, with right of contribution against the other party. Both Lessor and Lessee agree to notify the other in writing within ten (10) days of the receipt of notice by said party that a suit has been filed against it which may result in any liability on the part of the other under the provisions of this lease, and within sixty (60) days of the receipt of notice by said party that a claim is being asserted against it, which may result in any liability on the part of the other under the provisions of this lease.

     25. It is recognized and understood that Lessee is considering an arrangement hereunder it will exercise the rights hereunder in association with another company, and the right of Lessee to assign this lease in whole or in part to accomplish such purpose is expressly granted. In the event, however, that Lessee does not enter into such an arrangement as contemplated, and ever wishes to sell any of its rights hereunder, Lessor shall be given the privilege of purchasing, the same if it meets any offer or bid which Lessee has received for the same, by cash purchase within thirty (30) days of receipt of notice from Lessee that such interest is for sale. A conveyance to a subsidiary or affiliated company, or to the stockholders of Lessee, a merger, or the granting of a mortgage or other security device shall not be considered a sale or assignment for the purpose of this paragraph.

     26. It is agreed and understood that the estate of either party hereto may be assigned or sub-leased in whole or in part, subject to the provisions set forth in paragraph 25 above; provided, however, that in the event Lessor, after receiving notice of any proposed sale to be given by Lessee to Lessor, and within the thirty (30) days granted Lessor to purchase the interest offered for sale, does not wish to exercise its rights to purchase the interest, but considers the prospective purchaser to be either financially or morally undesirable, Lessor shall so advise Lessee in writing, setting forth its objection to such prospective purchaser and its reasons therefor. If Lessee is of the opinion that Lessor's objections are justified, Lessee will not consummate the proposed sale. If, however, Lessee is of the opinion that Lessor's objections are not justified, it shall so notify Lessor, and Lessor and Lessee agree that this dispute shall be determined by arbitration in accordance with the provisions of paragraph 27.

     27. For the determination of any matter made subject to arbitration hereunder, either party hereto may by written notice to the other appoint an arbitrator. Thereupon, within twenty (20) days after giving of such notice, the other shall by written notice to the former appoint another arbitrator. In default of such second appointment within the twenty (20) day period, the arbitrator first appointed shall be sole arbitrator. When any two arbitrators have been appointed as aforesaid, they shall, if possible, agree upon a third arbitrator and shall appoint him by notice in writing, signed by both of them in triplicate, one of which triplicate notices shall be given to each party hereto if twenty (20) days shall elapse after the appointment of the second arbitrator without notice of appointment of the third arbitrator being given as aforesaid, then either party hereto, or both parties jointly, may apply to any Judge of either the District Court of St. Mary Parish or Orleans Parish, Louisiana, or any Judge of the United States District Court for the Eastern District of Louisiana, to appoint the third arbitrator, in which event the first appointment so made shall be binding upon the parties. Upon appointment of the third arbitrator (whichever way appointed as aforesaid), the arbitrators shall fix a reasonable time and place for hearing, giving notice to each of the parties hereto at least ten (10) days prior to the date of such hearing, and each party hereto may submit such evidence as it may see fit. A majority vote of the arbitrators shall constitute a final and binding determination of any matter referred to them under any provision of this lease, and the arbitrators within ten (10) days shall communicate their decision in writing to Lessor and Lessee. In the event the arbitrators fail to communicate their decision in writing to Lessor and Lessee within sixty (60) days from the date on which the hearing is concluded, or within ninety (90) days from the date on which the third arbitrator is appointed, whichever shall occur first, then their appointment as arbitrators shall terminate and any action taken by them become null and void, and either party hereto may thereupon again institute the procedure for arbitration in the same manner as hereinabove set forth, as though no arbitrators had theretofore been appointed.

     Each party shall pay the expense of the arbitrator selected by or for it, and the costs and expenses incurred in the preparation and presentation of its evidence and the fees and charges of its witnesses and counsel, and all other costs of the arbitration shall be equally divided between the parties hereto.

     28. It is understood and agreed that no change or division whatsoever and howsoever arising, relative to ownership of the land, royalties or lease, or any part of the same, shall operate to increase the obligations or diminish the rights of either party hereto, and that regardless of any such change or division of ownership the leased land shall be developed and operated as an entirety; and that notwithstanding any other actual or constructive knowledge or notice whatsoever thereof, no such change or division shall be binding upon either party unless and until after thirty (30) days written notice thereof, together with certified copies of recordable written instruments evidencing such change or divisions, shall have been delivered to the other party.

     29. Lessor warrants and agrees to defend the title to the leased premises and to maintain Lessee in possession thereof for all purposes of this lease, but it is stipulated and agreed that, in the event of loss or failure of title, or eviction of the Lessee, the responsibility of Lessor to Lessee for restitution, reimbursement and/or damages, under such warranty, shall be limited solely to the reimbursement of Lessee for all money actually received by Lessor as Production Royalty. The amount received as Development Royalty, which includes payment for salt removed in opening the shaft and working surfaces, is never to be returned in any event. This return of Production Royalty is further restricted in that no Production Royalty received by Lessor more than one (1) year prior to the very date upon which demand for return of royalty shall be made need be returned or shall be returnable hereunder. Nor shall the returnable Production Royalty include either interest or severance taxes accrued or paid. Also, only that portion of the returnable Production Royalty need be returned which shall be applicable to that portion of .the property from which Lessee may be evicted in the event such eviction be from less than the entire property. Lessee hereby waives and renounces in favor of Lessor any claim, right, demand or cause of action for a greater return or for damages. However, it is agreed that Lessee may, at its option, discharge any tax, mortgage or other lien or privilege which may rank prior to this lease and be subrogated to the rights of the holders thereof, and to apply royalties accruing hereunder toward satisfying the same.

     30. If Lessor owns an interest in the leased premises less than the entire fee simple estate, or no estate therein, then the royalties herein provided for shall be paid to Lessor only in the proportion which its interest, if any, bears to the whole and undivided fee.

     31. All terms and express or implied covenants of this lease shall be subject to all valid federal and state laws, executive orders, rules and regulations of any regulatory authority having jurisdiction, and this lease shall neither be terminated in whole or in part, nor Lessee be held liable in damages, or failure to comply therewith, if compliance is prevented by or if such failure is the result of any such law, order, rule or regulation.

     32. If Lessee should conduct any brine operations on the leased premises, Production Royalty for the salt thus produced and shipped shall be computed hereunder just as though the number of tons of Salt Shipped had been shipped as Rock Salt. In the event Lessee advises Lessor that it has no further use for any cavity so created and that such cavity may be used by Lessor, such cavity shall be offered to Lessor free of cost to Lessor for use by Lessor, its successors and assigns, in storing liquids. The outside casing or pipe installed for production from any brine well or wells shall not be pulled by Lessee but shall remain for use by Lessor, free of cost to Lessor. Lessee's use of any cavity created by its brine operations shall not include the right to use same for storage, but Lessee's right to use cavities otherwise created for such purpose is expressly recognized. Lessee, however, shall not store any radioactive or fissionable material in any such cavity. It is understood that Lessee, in its sole judgment, shall determine when it has no further use for any such cavity and as to whether or not to notify Lessor that it shall have the right to use such cavity for its purposes.

     It is agreed and understood that in the use of any such cavity or cavities by Lessor no radioactive or fissionable materials shall be stored. Lessor further agrees specifically to assume full responsibility and liability for any loss or damage that Lessee may sustain in any manner arising out of or in connection with the care and maintenance of any such cavity or cavities or the use thereof, including, but not limited to, breaking into any mine or mines and/or well or wells of Lessee, or loss or damage to any surface facilities or structures of Lessee, and Lessor agrees immediately prior to the use of any such cavities to indemnify Lessee against any and all such loss and damage, and to furnish bond or carry adequate insurance for the purpose, delivering to Lessee evidence hereof in an acceptable form; provided, however, that before any such cavity is turned over to Lessor and becomes the responsibility of Lessor, Lessor shall be given ample opportunity and time to inspect and test the cavity, and shall be furnished access to all records of Lessee concerning the physical characteristics of the cavity promptly upon request by Lessor. If Lessor does not desire to assume responsibility for the cavity it may refuse the tender thereof, in which event Lessee may remove therefrom such portions of its equipment or material as it may desire and plug and abandon such cavity, or Lessee may use such cavity for such purposes as it may see fit, including the right of storage.

     The term radioactive and fissionable, as herein used, does not apply to normal hydrocarbons or chemical compounds but relates to material in an active state of atomic decomposition, such as to be radioactive and which is dangerous to persons or property.

     33. In the event Lessor considers that Lessee has failed to conform or comply with any of the express or implied obligations of this agreement, Lessor shall notify Lessee in writing, setting forth specifically the respects in which Lessor considers that Lessee has so failed to perform or comply, and Lessee shall have sixty (60) days after receipt of such notice within which to remedy or commence to remedy any such .defaults so alleged by Lessor. The delivery of said notice to Lessee and the lapse of sixty (60) days thereafter shall be a precedent condition to the bringing of any action by Lessor under this agreement. If an adverse claim is asserted against the title of Lessor, or any portion thereof', Lessee shall be entitled to withhold payment to Lessor to' the extent of the disputed portion, or to provoke a concursus and deposit the disputed amount in the registry of the court until such claim has been finally determined or until

Lessor shall have furnished bend to Lessee in an amount and with sureties satisfactory to Lessee, or other adequate security with respect to such claim.

     34. When performance by Lessee hereunder is delayed or interrupted by lack of labor or materials, or by fire, storm, flood, war, rebellion, insurrection, riot, strike, differences with workmen or failure of carriers to transport or furnish facilities for transportation, or as a result of some order, requisition or necessity of the federal or state government, or any governmental subdivision, or as the result of any cause whatsoever beyond the control of Lessee, the time of such delay or interruption shall not be counted against Lessee, anything in this lease to the contrary notwithstanding. During any calendar year within which less than the minimum number of tons of salt may be shipped and such force majeure as is defined herein shall occur, then and in that event, the minimum number of tons of salt required to be shipped shall be reduced proportionately, that is to say, as the ratio of the number of days covered by the force majeure shall bear to 365 days (for example, if the force majeure should cover a period of 14 days, the minimum number of tons of salt required to be shipped shall be reduced by 14/365).

     The foregoing provisions of this force majeure clause shall not be so interpreted under any circumstances as to extend the term of this lease beyond a period of ninety-nine (99) years from the effective date hereof.

     By the same token, in the event any such force majeure as described above, shall occur and operate to impair-the ability of Lessor to perform any obligations hereunder Lessor shall be similarly excused from performing during the existence of the force majeure and shall have a similar length of time after the force majeure has ended to perform.

     35. In the event Lessee obtains a title opinion or title opinion or supplemental title opinion or opinions upon the property herein leased, two unsigned carbon copies thereof shall be furnished to Lessor.

     36. If Lessee shall cause any of the exterior or interior lines of the property covered by this lease to be surveyed, Lessee shall furnish Lessor with four copies or prints of such survey or surveys. Lessee agrees that before having any such survey made, it will request Lessor in writing to submit the names of at least three (3) registered surveyors property licensed by the State of Louisiana, and Lessee agrees that it will use one of the surveyors on the list submitted by Lessor for any survey it has made on the leased premises, provided, however, that if Lessor fails to submit such list of approved surveyors to Lessee in writing within a period of thirty (30) days from the date of receipt by Lessor of Lessee's request to submit such a list of names of surveyors satisfactory to Lessor, Lessee shall then have the right to select any surveyor of its choice who is properly licensed in the State of Louisiana. Lessee shall also furnish Lessor with four copies or prints of all maps submitted by it to any parish, state or federal regulatory body in connection with any proposed action, if there is such regulatory body or if such-map is required.

     37. Lessee shall not cut, damage or use oak trees growing upon the premises leased wherever it is possible to conduct its operations without disturbing the same; provided, however, that Lessee shall have no liability for damage to trees resulting from its normal operations.

     38. Any notice, request, approval, consent, exercise of an option or election, furnishing of a report, statement, record, map, document, or other instrument or communication pursuant to any provision hereof shall be deemed sufficiently given, delivered, furnished or served if sent by certified or registered mail addressed, respectively, to the following:


          A. TO THE LESSOR:

               1. John Taylor Caffery 1572 Henry Clay Avenue New Orleans 18,
                  Louisiana

               2. The J.M. Burguieres Company, Ltd. Louisa Post Office,
                  Louisiana

          B. TO THE LESSEE:

               1. The Carey Salt Company Hutchinson, Kansas

     Either Lessor or Lessee shall have the right to change the person or persons above designated to receive any such communication or instrument, or the address to which any such person should be addressed, by giving written notice thereof to the other signed by the persons then designated, or in the event. of Lessor, if not signed by those designated, in lieu thereof signed by such of the parties constituting Lessor then entitled in the aggregate to receive at least 51% of-the royalties due hereunder; provided, however, that neither Lessee nor Lessor shall be entitled to designate more than two (2) such parties and, in the event more than two (2) are designated, the other party may, at its option, select any two of those designated as to whom the provisions of this paragraph shall apply.

     In the event of the death or incapacity of any individual or the liquidation or dissolution of any corporate party designated by Lessor under the provisions of this paragraph, another person shall be designated in his stead, by written notice signed by such of the parties constituting Lessor as are then entitled in the aggregate to receive at least 51% of the royalties due hereunder; provided that in absence of such notification and designation communications and instruments sent in accordance with the previous designations shall be valid and binding.

     In all instances in which Lessor is required or empowered herein to give notices to Lessee, to make requests of Lessee, to advise Lessee of approvals or grant consents to Lessee, to appoint arbitrators, to exercise options or any similar rights or privileges hereunder, same shall be made, given or sent to Lessee by the parties designated by Lessor to receive notices under the provisions of this paragraph and, when so given, shall be conclusively presumed to be on behalf of and shall be binding upon all parties constituting Lessor. Notwithstanding the provisions of the preceding sentence, however, whenever Lessor is require to consent to or approve of a proposed action or operation by Lessee hereunder, such consent or approval of such of the parties constituting Lessor and then being entitled in the aggregate to receive at least 51% of the royalties due hereunder shall be sufficient to enable Lessee to so act or operate and shall bind all of the parties then constituting Lessor and their heirs, executors, administrators, successors and assigns, whether or not notice of such consent or approval is given by Lessor in the manner otherwise provided in this paragraph 38, and whether or not the parties designated by Lessor under the provision of this paragraph join in such consent or approval. Failure of Lessor to communicate to Lessee whether or not any consent or approval requested of Lessor by Lessee is granted within sixty (60) days from the mailing of such request shall be equivalent to approval or consent of Lessor.

     39. This agreement shall be binding upon, and, subject to other provisions of this agreement, inure to the benefit of, the heirs, executors, administrators, successors and assign of the parties hereto.

     40. This lease may be executed by the parties separately, on different dates, and in counterparts, but shall nevertheless be binding and effective as of the date first written on the first page hereof.

IN WITNESS WHEREOF the parties hereto have executed this lease in quadruplicate originals in the presence of the competent witnesses who have signed opposite their respective names.

WITNESSES TO SIGNATURE OF
LESSORS:

LOIS DIECK                              LESSORS:
----------
LOIS DIECK

DOROTHY THOMPSON                        JOHN TAYLOR CAFFERY
----------------                        -------------------
DOROTHY THOMPSON                        JOHN TAYLOR CAFFERY, Individually and as
                                        agent and Attorney-in-Fact for Mrs.
                                        Marcie Caffery Gillis, Col. Marcel
                                        A. Gillis, Mrs. Bethia Caffery McCay,
                                        Percy L. McCay, Mrs. Mary Louise Caffery
                                        Ellis, Mrs. Emma Caffery Jackson, Edward
                                        R. Jackson, Liddell Caffery, Mrs. Marion
                                        Caffery Campbell, George Lee Campbell,
                                        M.D., Mrs. Martha Gillis Restarick, Mrs.
                                        Katherine Baker Senter, Miss Caroline
                                        Baker, Mrs. Bethia McCay Brown, Donelson
                                        Caffery McCay, Lucius Howard McCurdy,
                                        Jr. and John Anderson McCurdy.

LOIS DIECK                              EDWARD RADER JACKSON, III
----------                              -------------------------
LOIS DIECK                              EDWARD RADER JACKSON, III

DOROTHY THOMPSON                        DONELSON CAFFERY JACKSON
----------------
DOROTHY THOMPSON
                                        BY: EDWARD RADER JACKSON, III, TRUSTEE
                                            ----------------------------------
                                            EDWARD RADER JACKSON, III

LOIS DIECK
----------
LOIS DIECK

DOROTHY THOMPSON
----------------
DOROTHY THOMPSON

                                        THE J.M. BURGUIERES COMPANY, LTD.

LOIS DIECK                              BY: JOAN BURGUIERES BROWN
----------                                  ---------------------
LOIS DIECK                                  JOAN BURGUIERES BROWN, DIRECTOR

DOROTHY THOMPSON                        BY: EDWARD E.BURGUIERES
----------------                            -------------------
DOROTHY THOMPSON                            EDWARD E.BURGUIERES, ASSISTANT
                                            SECRETARY AND MANAGING DIRECTOR

WITNESSES TO SIGNATURE                  LESSEE:
OF LESSEE:

DAVID L. JOHNSTON                       THE CAREY SALT COMPANY
-----------------

WILLIAM B. SWEARER                      BY: HOWARD J. CAREY, JR.
------------------                          --------------------
                                            HOWARD J. CAREY, JR., PRESIDENT

ENTRY N. 153936                    RECORDED IN CONVEYANCE BOOK 17-S AT FOLIO 870


STATE OF LOUISIANA

PARISH OF ST. MARY

                         ACT OF AMENDMENT TO SALT LEASE
                         ------------------------------

                  THIS ACT OF AMENDMENT, made and entered into as of the 30th day of May, 1973, by and between THE J. M. BURGUIERES CO., LTD. and JOHN TAYLOR CAFFERY, individually and as Agent and Attorney in Fact of the persons listed on the Exhibit attached hereto as Exhibit "A", pursuant to and by virtue of powers of attorney of record in St. Mary Parish, Louisiana, or attached hereto, being the owners of all mineral, royalty, surface and leasing rights in and to the lands more particularly described in that certain Salt Lease dated June 21, 1961, recorded in Conveyance Book 11-U, Entry No. 111822 of the records of St. Mary Parish, Louisiana, (hereinafter referred to as "Lease") hereinafter collectively referred to as "LESSORS", and DOMTAR CHEMICALS INC., a Delaware corporation, owner of all of the rights of the Lessee under the above Lease hereafter referred to as "LESSEE".

                               W I T N E S S E T H
                               -------------------

                  For and in consideration of good and valuable considerations the receipt and adequacy of which is hereby acknowledged) and of the mutual advantages and obligations of the parties as set out hereinbelow, Lessors and Lessee hereby agree to amend the Lease, effective as of the date hereof, as follows:

                  1.)      Sub-paragraph 9 (M) is hereby deleted and replaced by
the following:

                  "`Average Price' means, for the period involved, the average price per ton received by Lessee from the sale in bulk of Rock Salt produced from the leased premises, in the following grades; Coarse Rock Salts, Mine Run or Mill Run Rock Salt and Ice Control Salt. The said `Average Price shall be determined by dividing the total dollars received by Lessee from the sale in bulk of Rock Salt of the said grades of f.o.b. mine (or adjusted to allow for any freight factor included in the price) by the total tonnage of the said grades sold. Provided, however, that there shall be deducted from the total dollars received in respect of the sale of Salt the cost to Lessee of depot operations, Y.P.S. process and additives allocable to such Salt sold. There shall be included in such determination for any period involved the tons of Mine Run or Mill Run Rock Salt used or consumed by Lessee, its successors or assigns, and not sold to a purchaser, as though sold at the Current Market Price of Mine Run or Mill Run Rock Salt prevailing on the last day of the period in question."

                  2.)      Sub-paragraph 9 (T) is hereby deleted and replaced by
 the following:

                  "(T) `Current Market Price of Mine Run or Mill Run Rock Salt' shall be considered to be the average price obtained by Lessee, F.O.B. mine, from all sales of such salt by Lessee of quantities in excess of five thousand (5,000) tons during any calendar year."

                  3.)      The initial sub-paragraph of paragraph 38 is hereby
 deleted and replaced by the following:

                  "Any, notice, request, approval, consent, exercise of an option or election, furnishing of a report, statement, records, maps document or other instrument or communication pursuant to any provision hereof shall be deemed sufficiently given, delivered, furnished or served if sent by certified or registered mail addressed, respectively, to the following:

                           A.       TO THE LESSORS:

                                    1.    John Taylor Caffery
                                          1572 Henry Clay Avenue
                                          New Orleans, Louisiana 70118

                                    2.    The J. M. Burguieres Co., Ltd.
                                          Suite 1800, 225 Baronne Street
                                          New Orleans, Louisiana 70112

                           B.       TO THE LESSEE:

                                    1.    Domtar Chemicals, Inc.
                                          Chicago O'Hare Aerospace Office Center
                                          406 - 9950 Lawrence Avenue
                                          Schiller Park, Illinois

                                                   with copy to:

                                          Domtar Chemicals, Inc.
                                          P. 0. Box 7210

                                          Montreal 101, Canada
                                          Attention:  Mr. Andre Gascon"

                  4.)      The Lease is amended by adding thereto the following:

                  "Anything herein contained to the contrary notwithstanding, the only royalties to be paid by Lessee to Lessors on account of Salt Shipped shall be paid in accordance with the Royalty Schedule set forth on Exhibit `B' to this amendment. The quarterly royalty payments to be paid by Lessee to Lessors on account of Salt Shipped shall be provisionally based on the Average Price for the immediately preceding calendar year. Such provisional royalties payable shall be calculated by multiplying the appropriate Base Production Royalty in Exhibit `B' by the total tonnage of Salt Shipped in such quarter. The appropriate Base Production Royalty shall be determined from the column titled `Base Production Royalty' which is directly opposite the range into which the Average Price for the immediately preceding calendar year falls in the columns titled `Average Price'. For the purpose of determining whether an underpayment or overpayment of royalties has occurred in the preceding calendar year, within the first quarter of each year, Lessee shall determine the average price for the preceding year (herein referred to as `Actual Average Price'). In the event the total Royalty paid by Lessee to Lessors during such preceding year (herein referred to as `Actual Royalty Paid') is less than that which would have been paid had the Actual Average Price been utilized as the basis under Exhibit `B' for such royalty payments (herein referred to as `Adjusted Royalty'), Lessee shall, within the first quarter of each year, pay to Lessors the difference between Actual Royalty Paid and Adjusted Royalty. In the event Actual Royalty Paid exceeds Adjusted Royalty, Lessee may retain royalty thereafter accruing to Lessors until Lessee has been fully reimbursed the amount of such excess Royalty Payment. (Nothing herein contained shall change Lessee's obligations under paragraph 14.)"

                  AS THUS AMENDED, the Lease shall remain in full force and effect as originally executed.

                  Lessors hereby acknowledge that the aforesaid Lease is in full force and effect and that Domtar Chemicals, Inc. is the proper current Lessee.

                  This agreement and all rights, interests, titles and obligations of the parties hereto shall be binding upon and inure to the benefit of the respective parties, their heirs, successors and assigns.

                  IN WITNESS WHEREOF, Lessors and Lessee have executed this agreement in quadruplicate originals in the presence of the undersigned competent witnesses as of the date hereinabove mentioned. WITNESSES:




_____________________________   ________________________________________________
                                JOHN TAYLOR CAFFERY, Individually and on
_____________________________   behalf of and as Agent for the other Owners and
                                Lessors



                                THE J. M. BURGUIERES CO., LTD.



_____________________________   By:_____________________________________________
                                                                       "LESSORS"
_____________________________




                                DOMTAR CHEMICALS, INC.




____________________________    By:_____________________________________________
                                                                       "LESSORS"
____________________________

                                    AGREEMENT

                  AGREEMENT entered into as of this 21st day of November, 1990, by and among:

                  THE J.M. BURGUIERES CO., LTD., ISLAND PARTNERSHIP and FIRST NATIONAL BANK OF COMMERCE, as trustee for Carolina F. Baker ("Lessor"),

                  DOMTAR INDUSTRIES INC. ("Domtar"`), and

                  CAREY SALT COMPANY ("Assignee");

                  WHEREAS, Domtar is the Lessee under a Salt and Surface Lease dated June 21, 1961, recorded C.O.B. 11-U. Entry No. 111822 of the records of St. Mary Parish, Louisiana, by and between John Taylor Caffery, et al. as Lessor and the Carey Salt Company as Lessee, as amended, which Lease as amended is made a part hereof by reference as though set out herein in extenso (hereinafter referred to as the "Lease");

                  WHEREAS, the Lease:

                  a. Provides in Section 25 that the Lessor shall have the privilege of purchasing the leasehold interest of Lessee under certain circumstances as fully set out in the Lease;

                  b. Provides in Section 25 that a leasehold mortgage or other security device shall not be considered a sale or assignment for the purposes of such Section;

                  c. Provides in Section 26 that in the event of a proposed assignment Lessor shall have the right to object to a prospective assignee;

                  d. Provides in Section 36 that Lessor may approve the surveyor which will prepare a survey of the premises demised under the Lease (the "Leased Premises"); and

                  e.       Provides in Section 38 for certain notice provisions;

                  WHEREAS, Domtar desires to assign to Assignee its interest in the Lease and all properties relating to the operation of the salt mine as set out in an Agreement, as amended, furnished Lessor by Domtar under cover of letters dated September 29, 1989, November 9, 1990 and November 14, 1990 (the "Assignment(degree)) which letter and the Agreement enclosed therein are made a part hereof by reference as though set out herein in extenso (such interest is hereinafter referred to as the "Leasehold Interest"); and

                  WHEREAS, Lessor is willing to consent to the Assignment and approve the Assignee in consideration of and on the basis of the agreements set out herein, without admitting in any way that the form of the September 29, 1989 letter complied with the terms of the Salt and Surface Lease.

                  NOW, THEREFORE, THIS INSTRUMENT WITNESSETH:

                  1. Effective the data of Assignment of the Leasehold Interest to Assignee, the Lease is deemed to be modified so as to add a provision to
Section 24 providing that Lessor will be named as an additional assured in Lessee's liability policies in the insured amount of $20,000,000.00 per occurrence with no lesser ceiling per claimant relating to the mine which is located in and under the leased property and that Leases shall carry insurance in sufficient amounts with carriers reasonably acceptable to Lessor which shall insure the continuation of the payment of royalties for up to two years in annual amounts equal to the annual Production Royalty payable with respect to 1,500,000 tons of salt even though the mine on the leasehold properties may be unable to produce for any reason, including but not limited to mine disaster or any other business interruption. Lessee shall from time to time deliver such certificates of insurance as Lessor may reasonably request to evidence the existence of the coverages repaired by this Section.

                  2. Effective the date of the Assignment of the Leasehold Interest to Assignee, section 16 of the Lease is deemed to be amended so that "MINIMUM NUMBER OF TONS OF SALT TO BE SHIPPED" commencing January 1, 1990 and for the remaining term of the Lease shall be one million (1,000,000) tons per year.

                  3. At the date and time of the Assignment of the Leasehold Interest to Assignee, Domtar shall pay to Lessor the sum of TEN DOLLARS ($10.00) and other valuable consideration, which amount shall be over and above any and all other payments due to the Lessor under the Lease.

                  4. In consideration of the agreements and payments herein set out, the Lessor:

                  a. Hereby advise Domtar and the Assignee that they do not wish to purchase the Leasehold Interest of Domtar;

                  b. Hereby waive and release the option to purchase under the provisions of Section 25 of the Lease for the purposes of this transaction only;

                  c.       Approve Assignee as a lessee under the provisions of
                  Section 26 of the Lease;

                  d. Grant to Domtar the right to assign the Leasehold Interest to Assignee and stipulate that they have no further objections of any sort to such assignment;

                  e. Approve the use of the services of Gandolfo, Kuhn & Luecke to survey the Leased Premises for Lessee's own purposes, provided that four (4) copies of any such survey will be provided to Lessor, that such survey shall not be used in any respect for any purposes between Lessor and Lessee, and that the Lessor shall not in any way be deemed to vouch for the accuracy of the survey.

                  5.       Lessor acknowledges that:

                  a. The Lease is in full force and effect and has not bean amended or modified except by Act of Amendment to Salt Lease dated as of May 30, 1973, recorded Entry No. 153935, C.O.B. 17-S, folio 870 of the records of St. Mary Parish, and

                  b. To the best knowledge of Lessor, there are no defaults by Lessee thereunder.

                  6. Effective the date of the Assignment of the Leasehold Interest to Assignee, the Lease is hereby amended to add the following provision after section 40 thereof:

                                       "41

                  a. For the purpose of this Section 41, the following definitions shall apply: The term "Mortgagee" shall mean any bank, bank holding company, savings and loan association, trust company, credit corporation, insurance company or pension fund (including any entity acting as trustee or agent for any of the foregoing), having assets in excess of One Billion Dollars ($1,000,000,000.00), or a wholly-owned subsidiary of any of the foregoing entities. The term "Nominee" shall mean a direct or indirect wholly-owned subsidiary of a Mortgagee.

                  b. Lessee is hereby given the right by Lessor to mortgage to one or more Mortgagees its interest in this Lease, under one or more mortgages or other security devices (a "Mortgage"), and as collateral security for such Mortgage(s), to give to such Mortgagee(s) a lien, assignment and/or security interest in (i) any personal property included within this Lease and (ii) the income, receipts, revenues and profits of the premises demised under this, Lease (the "Leased Premises") save and except the Lessor's royalties. If Lessee shall mortgage this Lease and if any such Mortgagee shall send to Lessor a true copy thereof, together with written notice specifying the name and address of the Mortgagee, Lessor agrees that so long as such Mortgage shall remain unsatisfied, the following provisions shall apply: (i) Lessor shall not agree to a consensual cancellation, termination, surrender, or modification of this Lease by Lessee, without the prior consent in writing of such Mortgagee and no such consensual cancellation, termination, surrender or modification without such prior consent shall be binding on such Mortgagee: and (ii) Lessor shall, upon sending Lessee any notice of default, simultaneously send a copy of such notice to such Mortgagee(s), at the same time and in the same manner that such notice is sent to Lessee, and to such addresses as may be designated in a written notice from such Mortgagee(s) received by Lessor. No notice given by Lessor to Lessee shall be binding upon or affect a Mortgagee unless a copy of such notice shall be given to the Mortgagee pursuant to this subparagraph (b). In addition to the other rights of the mortgagee(s) set forth in this Paragraph 41, such Mortgagee(s) shall after service of any such notice upon it, have the right to cure and cause the cure of any default by Lessee hereunder, and Lessor shall accept such performance by or at the instigation of such Mortgagee(s) as if the same had been done by Lessee.

                  c. Before giving any notice of election to terminate this Lease. Lessor shall allow Mortgagee the same cure periods given to Lessee hereunder to cure such default, running concurrently with the cure period afforded to Lessee.

                  d. In the event of a default by Lessee in the performance of any term, covenant, condition or agreement on Lessee's part to be performed under this lease of a nature that cannot practicably be cured by Mortgagee without taking possession of the Leased Premises, or of a nature that is not susceptible of being cured by Mortgagee, Lessor shall not terminate this Lease by reason of such default, if and so long as (i) in the case of a default which cannot practicably be cured by Mortgagee without taking possession of the Leased Premises, Mortgagee shall deliver to Lessor, prior to the date of which Lessor shall be entitled to terminate this Lease, a written instrument in which Mortgagee agrees to commence foreclosure proceedings or take any other steps or actions to obtain possession of the Leased Premises, and Mortgagee thereafter commences such proceedings or actions within a reasonable time, diligently prosecutes the same to completion (unless in the meantime the Mortgagee acquires Lessee's interest under this Lease, either in its own name or through a Nominee), and upon obtaining possession of the Leased Premises (including possession by a keeper, receiver, Nominee of purchaser at a foreclosure or other sale), diligently and with continuity proceeds to cure such default and effects a cure of such default; or (ii) in the case of a default which is not susceptible of being cured by Mortgagee, Mortgagee shall, within a reasonable time, institute foreclosure proceedings or take any other steps or actions to obtain possession of the Leased premises, and diligently prosecute the same to completion (unless in the meantime, Mortgagee acquires Lessee's interest under this Lease, either in its own name or through a Nominee). Mortgagee shall not be required to continue to proceed to obtain possession, or to continue in possession of the Leased Premises pursuant to clause (i), or continue to prosecute foreclosure proceedings or any other action pursuant to clause (ii) above, if and when such default shall be cured. If

                  Mortgagee, its Nominee, or a purchaser at a foreclosure or other sale shall acquire title to Lessee's interest in the Lease and shall cure all of Lessee's defaults under this Lease, which defaults mortgagee received notice of in accordance with the terms of this Section 41, and which are susceptible of being cured by such mortgagee or by such Nominee or purchaser, as the case may be, within the time reasonably required therefor, then the defaults of any prior holder of Lessee's interest in this Lease which are not susceptible of being cured by such Mortgagee (or by such Nominee or purchaser) shall not be deemed to be defaults under this Lease as between Lessor and the Mortgagee, its Nominee or such purchaser.

                  e. No mortgagee or its Nominee shall become liable under the provisions of this Lease unless and until such time as it becomes the owner of Lessee's interest in this Lease.

                  f. (i) In the case of termination of this Lease by reason of any default or for any other reason prior to the end of the stated term of the Lease and if an assignment under subsection
                  (g) hereof is prohibited as a result of a bankruptcy, Lessor shall give prompt notice thereof to each Mortgagee in the manner provided is subsection (b) hereof. Lessor, on written request of any such mortgagee, made any time within sixty (60) days after the receipt of such notice by such Mortgagee, shall execute and deliver a new lease of the Leased premises to the Mortgages, or its Nominee, for the remainder of the term of this Lease had this Lease not been terminated, upon all of the terms, covenants and conditions contained in this Lease, provided that the prospective tenant thereunder agrees to comply with the requirements of this subparagraph (f). The tenant under such new lease shall (x) simultaneously with the delivery of such new lease, pay to Lessor all unpaid rental, royalties and any other amounts of money due under this Lease as if this Lease had continued in effect up to and including the data o! the commencement of the team of such new lease, and all reasonable expenses, including reasonable attorneys fees, incurred by Lessor in connection with any defaults by Lessee under this Lease, the termination of this Lease and the preparation of the new lease, less any amounts collected by Lessor from any subtenants or other occupants of the Leased Premises in payment of any obligations described hereinabove, and (y) cure all defaults existing under the Lease which are susceptible of being cured by such tenant under the new lease within the time reasonably required therefor.


                  (ii) Any such new lease shall maintain the same priority as this Lease with regard to any mortgage affecting the teased Premises or any part thereof or any other rights, liens or encumbrances thereon. The provisions of the immediately preceding sentence shall be self-executing, and Lessor shall have no obligation to do anything, other than to execute and deliver such new lease, to assure to the tenant under such new lease good title to the leasehold estate created thereby.

                  (iii) If more than one Mortgagee requests a new lease pursuant to this subparagraph (f), the Lessor shall recognize as the Mortgagee entitled to receive such new lease the holder of the Mortgage with the highest lien priority.

                  (iv) Any new Lessee must accept all Lessee obligations and responsibilities and acquire all Lessee's assets (relating to or used in connection with the Leased premises that are necessary to discharge Lessee's obligations under the Lease), which- are then in existence and owned by Lessee at the time of the execution of the new lease. Further, there may be no partial assignment of lessee's rights under the Lease.

                  g. Lessee shall have the right to assign this Lease to a Mortgagee or to a Nominee of such Mortgagee (provided that, in the case of an assignment to a Nominee of a mortgagee, the mortgagee shall guarantee the Nominee's obligations to pay royalties and to maintain the insurance provided for herein). The provisions of Sections 25 and 26 of this Lease shall not apply to the acquisition by the Mortgagee or such Nominee of Lessee's interest hereunder as a result of foreclosure of a mortgage, exercise of a power of sale or by assignment in lieu of foreclosure or any first transferee of either of them, provided the Mortgage& or a Nominee or the first transferee of the Mortgagee or such Nominee of the estate created under this Lease (i) shall have a net worth immediately after such transfer that is equal to or greater than the net worth of Casey Salt Company immediately after its acquisition of the Lessee's interest in this Lease, (ii) has or will have supervisory personnel at the Leased premises who are experienced in underground mining operations, and (iii) as to the Mortgagee at the time of such taking of title (or if there is more than one Mortgagee, then the holders or participants of at least ten per cent (lot) of the debt secured by the Mortgage) shall have a rating by Moody's or Standard and Poor's on their respective long term debt of at least the minimum "investment" grade. Any transfers of this Lease thereafter occurring shall be subject to Sections 25 and 26 of the Lease. Unless an assignment pursuant to this subsection
                  (g) is prohibited
                  by bankruptcy, Messes will take any steps necessary to effectuate as assignment and render unnecessary the execution of a new lease pursuant to subsection 6(f)."

                  7. The Lease, as amended by this Agreement and the Amendment to salt Lease dated May 30, 1973, is hereby ratified and confirmed.

                  WITNESS the signatures of the parties on the data first above set out.


WITNESSES:                                LESSOR:

                                          THE J.M. BURGUIERES CO., LTD.


________________________________          By:___________________________________
                                          Its:__________________________________
________________________________


                                          ISLAND PARTNERSHIP



________________________________          By:___________________________________
                                          Its:__________________________________

________________________________          By:___________________________________
                                          Its:__________________________________


                                          By:___________________________________
                                          Its:__________________________________



                                          FIRST NATIONAL BANK OF COMMERCE,
                                              as Trustee for CAROLINE F. BAKER



________________________________          By:___________________________________
                                          Its:__________________________________
________________________________


                                          DOMTAR INDUSTRIES INC.



________________________________          By:___________________________________
                                          Its:__________________________________
________________________________

                                          ASSIGNEE:

                                          CAREY SALT COMPANY


________________________________          By:___________________________________
                                          Its:__________________________________
________________________________

ENTRY N. 258,785                   RECORDED IN CONVEYANCE BOOK 40-0 AT FOLIO 532


BY AND BETWEEN                                                STATE OF LOUISIANA

ISLAND PARTNERSHIP, ET AL
AND CAREY SALT COMPANY                                        PARISH OF ST. MARY


                       AMENDMENT TO SALT AND SURFACE LEASE

                  KNOW ALL MEN BY THESE PRESENTS THAT:

                  THIS ACT OF AMENDMENT is made and entered into as of the 1st day of July, 1997, by and between

         ISLAND PARTNERSHIP (TIN: 72-1172684), a Louisiana partnership whose Articles of Partnership were recorded September 6, 1990 with the Office of the Louisiana Secretary of State under Charter No. 34363277J and in Partnership Book 10, page 931, under Entry No. 555 of the Recorder's office of St. Mary Parish, Louisiana, domiciled in Jefferson Parish, Louisiana, appearing herein through and being represented by CAFFERY McCAY, RADER JACKSON and K. B. SENTER, duly authorized pursuant to the terms and provisions of the aforesaid Articles of Partnership, whose mailing address is 332 Friedrichs Avenue, Metairie, LA 70005;

         JMB PARTNERSHIP (TIN: 72-1324158), a Louisiana partnership whose Articles of Partnership were recorded May 31, 1996 with the Office of the Louisiana Secretary of State and in Partnership Book 12, under Entry No. 602 of the Recorder's office of St. Mary Parish, Louisiana, domiciled in Franklin, St. Mary Parish, Louisiana, appearing herein through and being represented by RONALD C. CAMBRE, its President, duly authorized by authority delegated to him at the annual meeting of the Partners of JMB Partnership held January 27, 1997, whose mailing address is P. O. Box 333, Franklin, LA 70538-0333; and

         CAROLINE F. BAKER TRUST #1 (TIN: 72-6125336), a Louisiana intervivos trust recorded February 2, 1988 in Book 30-Z, folio 584, under Entry No. 221709, of the Conveyance Records of St. Mary Parish, Louisiana, appearing herein through and being represented by FIRST NATIONAL BANK, OF COMMERCE, its Trustee, said bank appearing herein through and being represented by CHRISTIAN FATZER, JR., its Assistant Vice President and Trust Officer, duly authorized by resolution of the Board of Directors of said bank, a certified copy of which is annexed hereto and made a part hereof, whose mailing address is P. O. Box 60279, New Orleans, LA 70160;

                  (hereinafter collectively referred to as "LESSORS"), AND

         CAREY SALT COMPANY (TIN: 13-3563048), a Delaware corporation, authorized to do and doing business in the State of Louisiana, appearing herein through and being represented by JOHN S. FALLIS, its Vice President, duly authorized, whose mailing address for the purpose of this instrument is P. O. Box 10, Lydia, LA 70569

                  (hereinafter referred to as "LESSEE")

                                   WITNESSETH
                                   ----------

                  LESSORS declared that they are the owners of all mineral, royalty, surface and leasing rights in and to the lands more particularly described in that certain SALT AND SURFACE LEASE dated June 21, 1961, recorded in Book 11-U, under Entry No. 111822 of the Conveyance Records of St. Mary Parish, Louisiana; as supplemented by the SELECTION OF SURFACE ACREAGE dated October 9, 1961, filed October 19, 1961, recorded in Book 11-X, folio 444, under Entry No. 112825 of the Conveyance Records of St. Mary Parish, Louisiana; as amended by ACT OF AMENDMENT TO SALT LEASE dated May 30, 1973, filed May 31, 1973, recorded in Book 17-S, folio 870, under Entry No. 153936 of the Conveyance Records of St. Mary Parish, Louisiana, as further amended by AGREEMENT dated November 21, 1990, filed November 26, 1990, recorded in Book 33-Z, folio 186, under Entry No. 232548 of the Conveyance Records of St. Mary Parish, Louisiana, (hereinafter collectively referred to as the "Lease") and in and to the lands hereinafter described.

                  For and in consideration of good and valuable consideration and of the mutual advantages to be derived, LESSORS and LESSEE hereby agree to amend the Lease, as of the effective date hereof, as follows:

                  1. LESSORS and LESSEE do release from the lands covered by the Lease the following described property, to-wit:

                  That certain tract or parcel of land lying and being situated in Section 20, T15S-R7E, St. Mary Parish, Louisiana, being more particularly shown, designated and described as Tract "EFGHIJKE" on plat of survey entitled

                  "PLAN OF LAND SHOWING PROPERTY OF ISLAND PARTNERSHIP, ET AL TO BE RELEASED FROM AND TO BE ADDED TO LEASE TO CAREY SALT COMPANY" made by Lamon G. Miller, P.L.S, dated April 18, 1997, bearing Drawing No. 9694, a copy of which is annexed hereto and made a part hereof for greater particularity as to description, containing 12.0879 acres.

                  2. LESSORS and LESSEE do add to and include in the lands covered by the Lease (and, accordingly, LESSORS do grant, lease, let and hire unto LESSEE) the following described property, to-wit:

                  That certain tract or parcel of land lying and being situated in Sections 19 & 20, T15S-R7E, St. Mary Parish, Louisiana, being more particularly shown, designated and described as Tract "ABCDA" on plat of survey entitled "PLAN OF LAND SHOWING PROPERTY OF ISLAND PARTNERSHIP, ET AL TO BE RELEASED FROM AND TO BE ADDED TO LEASE TO CAREY SALT COMPANY" made by Lamon G. Miller, P.L.S, dated April 18, 1997, bearing Drawing No. 9694, a copy of which is annexed hereto and made a part hereof for greater particularity as to description, containing 10.0589 acres.

                  EXCEPT AS HEREIN AMENDED, LESSORS and LESSEE declare that the Lease shall remain in full force and effect.

                  LESSORS hereby acknowledge that the Lease is in full force and effect and that CAREY SALT COMPANY is the proper current LESSEE.

                  This amendment and all rights, titles, interests and obligations of the LESSORS and LESSEE shall be binding upon and inure to the benefit of the respective parties, their heirs, successors or assigns.

                  LESSORS and LESSEE do hereby authorized and request the Clerk of Court and Ex-Officio Recorder of Conveyances for St. Mary Parish, Louisiana, to make mention of this amendment in the margin of his records in Book 11-U, Entry No. 111822 of the Conveyance Records of St. Mary Parish, Louisiana, to serve as occasion may require.

WITNESSES:

_________________________________        ISLAND PARTNERSHIP

_________________________________        By:____________________________________
                                            CAFFERY McCAY
_________________________________

_________________________________        By:____________________________________
                                            RADER JACKSON
_________________________________

_________________________________        By:____________________________________
                                            K. B. SENTER
_________________________________

                                         JMB PARTNERSHIP

_________________________________        By:____________________________________
                                            RONALD C. CAMBRE, PRESIDENT

_________________________________

                                         CAROLINE F. BAKER TRUST #1

                                         BY: FIRST NATIONAL BANK OF
                                             COMMERCE TRUSTEE

_________________________________        By:____________________________________
                                            CHRISTIAN FATZER, JR., ASST.
                                            VICE PRES. AND TRUST OFFICER
_________________________________

WITNESSES:
                                         CAREY SALT COMPANY

_________________________________        By:____________________________________
                                            JOHN S. FALLIS
_________________________________